                                                                  EXHIBIT 10.(F)


                             AMENDED AND RESTATED

                    NONQUALIFIED DEFERRED COMPENSATION PLAN

                                      OF

                             CITIZENS SAVINGS BANK



                         EFFECTIVE DATE: JULY 1, 1998

                               TABLE OF CONTENTS
                    NONQUALIFIED DEFERRED COMPENSATION PLAN

                                                                          Page
                                                                          ----
Section 1.     Purpose...................................................   1
Section 2.     Definitions...............................................   1
Section 3.     Credits to Deferred Compensation Account
               and Employer Supplemental Account.........................   5
               3.1  Salary reduction credits.............................   5
               3.2  Employer matching credits............................   6
               3.3  Employer supplemental credits........................   6
               3.4  Pension plan benefit equivalent......................   7
Section 4.     Retirement; Termination of Service; Death.................   7
               4.1  Normal retirement....................................   7
               4.2  Delayed retirement...................................   7
               4.3  Disability retirement................................   8
               4.4  Termination of service...............................   8
               4.5  Payment of benefit by reason of retirement...........   8
               4.6  Payment of benefit by reason of death................   9
               4.7  Prepayment...........................................   9
               4.8  Hardship distributions...............................  10
               4.9  Termination events...................................  10
Section 5.     Vesting...................................................  11
Section 6.     Accounts; Adjustment of Accounts..........................  11
Section 7.     Administration by Committee...............................  13
Section 8.     No Funding................................................  16
Section 9.     Allocation of Responsibilities............................  17
Section 10     Benefits Not Assignable; Facility of Payments.............  17
Section 11     Beneficiary...............................................  18
Section 12     Amendment and Termination of Plan.........................  19
Section 13     Communication to Participants.............................  19
Section 14     Claims Procedure..........................................  19
Section 15     Parties to the Plan.......................................  21
Section 16     Miscellaneous Provisions..................................  22
               16.1 Setoff...............................................  22
               16.2 Notices..............................................  22
               16.3 Lost distributees....................................  22
               16.4 Reliance on data.....................................  23
               16.5 Receipt and release for payments.....................  23
               16.6 Headings.............................................  23
               16.7 Continuation of employment...........................  23
               16.8 Merger or consolidation..............................  23
               16.9 Construction.........................................  24

                             AMENDED AND RESTATED
                    NONQUALIFIED DEFERRED COMPENSATION PLAN
                       OF CITIZENS FEDERAL SAVINGS BANK


          SECTION 1.  PURPOSE:
          ---------   -------

          This Amended and Restated Nonqualified Deferred Compensation Plan of Citizens Savings Bank (the "plan") is established to permit certain management employees of the Employer to defer receipt of current compensation from the Employer in order to provide retirement and death benefits in behalf of such employees. The Employer anticipates that these benefits will be enhanced through supplemental Employer credits under the plan. The plan is not intended to be a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code. The plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974. The plan amends, restates and supersedes, effective as of July 1, 1998, the Nonqualified Deferred Compensation Plan of Citizens Savings Bank SSB, which was first effective December 20, 1992, and which was subsequently amended effective as of February 15, 1994, and July 29, 1997 (the "predecessor plan"), and the terms of this plan shall be controlling on and after the effective date of this plan with respect to accounts accrued under the predecessor plan.

          SECTION 2.  DEFINITIONS:
          ---------   -----------

          As used in the plan, including this Section 2, references to one gender shall include the other and, unless otherwise indicated by the context:

          2.1 "Accrued benefit" shall mean, with respect to each participant, the sum of the balances credited to his deferred compensation account and his Employer supplemental account as of the applicable adjustment date, following adjustment to such accounts as of such adjustment date as provided in Section 6.

          2.2 "Active participant" shall mean, with respect to any day or date, a participant who is in service on such day or date; provided, that a participant who is in service shall cease to be an active participant immediately upon a determination by the Committee that the participant has ceased to be an eligible employee.

          2.3 "Adjustment date" shall mean each day that securities are traded on a national securities exchange (except regularly scheduled holidays of the Employer or any agent designated by the Employer to administer the investment of participants' accounts under the plan); the last day of each payroll period during a plan year; and such other dates as the Committee may select from time to time. The last adjustment date occurring in each calendar year shall be referred to herein as the "year-end adjustment date."

          2.4 "Beneficiary" shall mean the person, persons, entity or entities designated or determined pursuant to the provisions of Section 11 of the plan.

          2.5 "Board" shall mean the Board of Directors of Citizens Savings Bank, or such committee of the Board to which the Board shall assign all or part of its duties and powers under the plan. See Section 15 for special provisions concerning parties to the plan.

          2.6 "Committee" shall mean the administrative committee provided for in Section 7.

          2.7 "Compensation" shall mean all remuneration payable by the Employer to an employee during the plan year for service as reported or reportable for federal income tax purposes on Form W-2, excluding amounts paid to an employee as an allowance or reimbursement for travel or relocation expenses, but including salary reduction credits under this plan.

          2.8 "Deferred compensation account" shall mean the separate account to be kept for each participant, as described in Sections 3.1 and 6, to which salary reduction credits shall be credited.

          2.9 "Disability" shall mean the inability, by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued or indefinite duration, of a participant to perform his regular duties as a director of the Employer. The determination of the existence or nonexistence of disability shall be made by the Committee pursuant to a medical examination by a medical doctor selected or approved by the Committee.

          2.10 "Effective date of the plan" shall be July 1, 1998.

          2.11 "Eligible employee" shall mean each employee who is determined by the Committee to be a highly compensated or management employee and who is selected by the Committee to participate in the plan. An employee shall cease to be an eligible employee immediately upon the first to occur of the following:
(i) the employee's termination of service; (ii) determination by the Committee that the employee no longer is a highly compensated or management employee; or
(iii) determination by the Committee in its sole discretion that the employee shall no longer be selected to participate in the plan. See Sections 2.2 and
2.18 with respect to provisions governing participation in the plan by an eligible employee.

          2.12 "Employee" shall mean an individual in the service of the Employer if the relationship between the individual and the Employer is the legal relationship of employer and employee.

          2.13 "Employer" shall mean Citizens Savings Bank, a [North Carolina banking corporation] with its principal office at Salisbury, North Carolina, or any successor thereto by merger, consolidation or otherwise, or any affiliated or subsidiary corporation or business organization of the Employer which, with the consent of the Board, shall become a party to this plan. See Section 15 for special provisions concerning parties to the plan.

          2.14 "Employer matching credits" shall mean credits to a participant's Employer supplemental account by the Employer pursuant to the provisions of
Section 3.2.

          2.15 "Employer supplemental account" shall mean the separate account to be kept for each participant, as described in Sections 3.2, 3.3 and 6, to which Employer matching credits and Employer supplemental credits shall be credited.

          2.16 "Employer supplemental credits" shall mean credits to a participant's Employer supplemental account by the Employer pursuant to the provisions of Section 3.3.

          2.17 "Normal retirement age" of a participant shall be age sixty-five. The "normal retirement date" of a participant shall mean the first day of the calendar month coincident with or next following attainment by the participant of his normal retirement age.

          2.18 "Participant" shall mean with respect to any plan year an eligible employee who has entered the plan and any other employee who has an accrued benefit under the plan. An eligible employee who has not otherwise entered the plan shall enter the plan and become a participant as of the date determined by the Committee. A participant who separates from service with the Employer and who later returns to service will not be eligible to defer compensation or receive Employer matching credits or Employer supplemental credits under the plan except upon satisfaction of such terms and conditions as the Committee shall establish upon the participant's return to service, whether or not the participant shall have an accrued benefit remaining under the plan on the date of his return to service. See Section 2.2 for definition of "active participant."

          2.19 "Plan" shall mean the nonqualified deferred compensation plan as herein set out or as duly amended.

          2.20 "Plan year" shall mean the twelve-month period ending on December 31 of each year (including years prior to the effective date of the plan).

          2.21 "Retire" or "retirement" shall mean retirement within the meaning of Section 4.1, 4.2 or 4.3.

          2.22 "Salary reduction agreement" shall mean a written agreement entered into between a participant and the Employer pursuant to the provisions of Section 3.1.

          2.23 "Salary reduction credits" shall mean the amounts credited to the participant's deferred compensation account by the Employer pursuant to the provisions of Section 3.1.

          2.24 "Service" shall mean employment by the Employer as an employee.

          2.25 "Spouse" or "surviving spouse" shall mean, except as otherwise provided in the plan, the legally married spouse or surviving spouse of a participant.

          2.26 "Termination adjustment date" shall mean the adjustment date coincident with or next following the date as of which a participant terminates service with the Employer for any reason (including retirement or death).

          SECTION 3.  CREDITS TO DEFERRED COMPENSATION ACCOUNT
          ---------   ----------------------------------------
                      AND EMPLOYER SUPPLEMENTAL ACCOUNT:
                      ---------------------------------

          3.1  Salary reduction credits:

          3.1.1 Amount of salary reduction credits: Each active participant may elect, by entering into a salary reduction agreement with the Employer, to reduce his compensation from the Employer by a whole number percentage from one to fifty percent (in increments of one percent). The amount of the participant's salary reduction credit shall be credited by the Employer to the deferred compensation account maintained for the participant pursuant to Section 6.

          3.1.2 Time for crediting salary reduction credits: The Employer shall credit to the participant's deferred compensation account as of each adjustment date an amount equal to the total salary reduction credit for the period beginning on the date next following the immediately preceding adjustment date and ending on the current adjustment date.

          3.1.3  Administrative rules governing salary reduction agreements:

                 (a) An election pursuant to Section 3.1.1 shall be made by the participant by executing and delivering a salary reduction agreement to the Committee. Such salary reduction agreement shall become effective with respect to such participant as of the first full payroll period commencing on or immediately following the effective date of the plan, and thereafter the January 1 which next follows by at least fifteen days the date of receipt by the Committee of such salary reduction agreement. Such election shall continue in effect, unless earlier modified by the participant, until the service of the participant is terminated, or, if earlier, until the participant ceases to be an active participant under the plan.

                 (b) A participant may unilaterally modify a salary reduction agreement (either to increase or decrease the portion of his future compensation which is subject to salary reduction within the percentage limits set forth in Section 3.1.1, or to terminate salary reduction credits under the plan) by providing a written modification of the salary reduction agreement to the Employer. A modification shall become effective as of the first full payroll period commencing on or immediately following the January 1 which next follows by at least fifteen days the date such written modification is received by the Committee. A termination shall be effective immediately; provided that a participant who terminates his or her salary reduction agreement shall not be eligible to enter into a new salary agreement except pursuant to the provisions of subparagraph (a).

               (c) The Committee may from time to time establish policies or rules governing the manner in which salary reduction credits may be made.

          3.2 Employer matching credits: As of each adjustment date on which salary reduction credits are credited to a participant's deferred compensation account (the "current adjustment date"), the Employer may credit to a participant's Employer supplemental account the amount of the Employer matching credit under the plan for the payroll period ending on the current adjustment date (the "deferral period"). The amount (if any) of the Employer matching credit with respect to a deferral period shall be determined by the Board in its sole and absolute discretion, and shall be announced to participants prior to the beginning of the deferral period for which such amount or rate is effective.

          3.3 Employer supplemental credits: For each plan year commencing on or after the effective date of the plan, the Employer may provide for an Employer supplemental credit to the Employer supplemental accounts of participants in the plan. The amount of the Employer supplemental credit with respect to any participant shall be determined by the Board in its sole and absolute discretion, and such determination shall be binding on all persons claiming benefits under the plan. Such Employer supplemental credit shall be credited to such participant's Employer supplemental account as of the adjustment date designated by the Committee.

          3.4 Pension plan benefit equivalent: In addition to the amounts credited to a participant's deferred compensation account pursuant to Section 3.1, there shall be credited to such account as of the June 30, 1998 adjustment date an amount equal to the pension plan benefit equivalent. The "pension plan benefit equivalent" shall equal the lump sum present value of the difference, if any, between (i) and (ii) where (i) is the accrued benefit that the participant would have earned under the terms of the Citizens Federal Savings & Loan Association Employees' Pension Plan (the "Pension Plan") as in effect on such adjustment date if he had not elected to defer compensation under this plan, and (ii) is the accrued benefit actually earned by the participant as of such adjustment date under such Pension Plan. The determination of the pension plan benefit equivalent shall be made by actuaries selected by the Committee to service this plan pursuant to the actuarial assumptions set forth in the Pension Plan at the time such pension plan benefit equivalent is determined, and the determination of such actuaries shall be final and conclusive upon all parties claiming benefits under the plan.

          SECTION 4.  RETIREMENT; TERMINATION OF SERVICE; DEATH:
          ---------   -----------------------------------------

          4.1 Normal retirement: A participant who is in service shall be eligible to retire from service at his normal retirement date and commence receiving payment of his accrued benefit, determined as of his termination adjustment date, pursuant to Section 4.5.

          4.2 Delayed retirement: If a participant shall remain in service following his normal retirement date, his retirement date shall be the date he shall actually terminate service for reasons other than death, whereupon he shall commence receiving payment of his accrued benefit, determined as his termination adjustment date, pursuant to Section 4.5. During the period that such participant remains in service pursuant to this Section 4.2, he shall continue to be a participant for and including each plan year in which he meets the requirements therefor. If an employee not otherwise a participant becomes eligible to enter the plan following his normal retirement date, the provisions of this Section 4.2 shall apply in determining his retirement date.

          4.3 Disability retirement: If a participant shall suffer disability while in service prior to his normal retirement date, he shall retire as of the date of establishment of his disability and his accrued benefit, determined as of his termination adjustment date, shall be payable as provided in Section 4.5, treating for this purpose such date of his disability retirement as if it were his normal retirement date.

          4.4 Termination of service: If the service of a participant with the Employer shall be terminated for any reason other than retirement or death, or before his attainment of age sixty, his accrued benefit, determined as of his termination adjustment date, shall be paid to him in cash in a lump sum as soon as practicable (but no later than thirty days) following such termination adjustment date. If the service of a participant is terminated because of retirement or death, or after his attainment of age fifty-five, such accrued benefit shall be payable as provided in Section 4.5, treating his termination adjustment date as if it were his normal retirement date.

          4.5 Payment of benefit by reason of retirement: If a participant shall retire, his accrued benefit, determined as of his termination adjustment date, shall be paid to him in cash in a lump sum or in equal annual installments over a term certain of five, ten, fifteen or twenty years, as elected by the participant in his initial salary reduction agreement, commencing as of the first day of the calendar quarter next following such termination adjustment date, and on each anniversary of such date for the remainder of the term certain. If the participant elects to receive payment of his accrued benefit in annual installments for a term certain, the amount of each succeeding annual installment shall be adjusted, as of the adjustment date immediately preceding the date as of which such annual installment shall be paid, for additions to the participant's accounts pursuant to Section 6. Such adjustment shall be made by dividing the aggregate of his account balances as of such date (following adjustment as of such date) by the number of annual installments remaining to be paid hereunder; provided, that the last annual installment due hereunder shall be the entire amount credited to the participant's accounts on the date of payment.

          4.6    Payment of benefit by reason of death:

          4.6.1 If the participant shall die while in service, the participant's accrued benefit, determined as of his termination adjustment date, shall be payable to his beneficiary in the manner elected by the participant in his initial salary deferral election, commencing as soon as practicable (but no later than thirty days) following such adjustment date.

          4.6.2 If the participant shall die following his termination of service and before all payments to him under the plan have been made, the balance of the participant's accrued benefit, determined as of the adjustment date coincident with or next following the date such death occurs, shall be paid to the participant's beneficiary in the manner elected by the participant in his initial salary deferral election, treating the beneficiary for this purpose as the participant.

          4.7 Prepayment: Notwithstanding any other provisions of this plan, if a participant or any other person (a "recipient") is entitled to receive payments under the plan, the Committee in its sole discretion may direct the prepayment of all or any part of the payments remaining to be made to or in behalf of the recipient, or to shorten the payment period. The amount of such prepayment shall be in full satisfaction of the Employer's obligations hereunder to the recipient and to all persons claiming under or through the recipient with respect to the payments being prepaid. In the event of a partial prepayment, the Committee shall designate which installments are being prepaid and, if applicable, the accounts of the participant from which such prepayments shall be debited. The Committee's determinations under this Section 4.7 shall be final and conclusive upon all parties claiming benefits under this plan.

          4.8    Hardship distributions:

          4.8.1 A participant may, at any time prior to the commencement of payments hereunder, make application to the Committee to receive a payment in a lump sum of all or a portion of the balance credited to his deferred compensation account by reason of a hardship affecting the participant. The amount of a payment on account of hardship shall not exceed the amount required to meet the immediate financial need created by the hardship and not otherwise available from other resources of the participant. For this purpose, a "hardship" shall mean an "unforeseeable emergency," which shall mean a severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant or a dependent, loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the participant's control. The determination of whether a financial need constitutes an "unforeseeable emergency" within the scope of this Section 4.8.1 shall be made by the Committee in its sole and absolute discretion, and its decision to grant or deny a payment on account of hardship shall be final. The Committee shall apply uniform and nondiscriminatory standards in making its decision.

          4.8.2 The participant's request for a payment on account of hardship must be made in writing to the Committee. The request must specify the nature of the hardship, the total amount to be paid and the total amount of the actual expense incurred or to be incurred on account of hardship.

          4.8.3 If a payment under this Section 4.8 is approved, such payment shall be made as of the next following adjustment date. The processing of the request shall be completed as soon as practicable after the date on which the Committee receives the properly completed written request for a payment on account of financial hardship. If a participant terminates service after a request is approved in accordance with this Section 4.8 but prior to distribution of the full amount approved, the approval of his request shall be automatically void and the benefits he is entitled to receive under the plan shall be distributed in accordance with the applicable payment provisions of the plan. Only one payment because of financial hardship shall be made within any plan year.

          4.8.4 The Committee may from time to time adopt additional policies or rules governing the manner in which such payments because of financial hardship may be made so that the plan may be conveniently administered.

          4.9    Termination events:

          4.9.1 Notwithstanding any other provision of this plan, this plan shall be terminated as of the date on which first occurs either of the following events (a "Termination Event"):

                 (i) There shall be a change in control of the Employer. For purposes of this subsection (iii), a "change in control of the Employer" shall be deemed to have occurred if: (1) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) acquires or becomes the beneficial owner, directly or indirectly, of securities of the Employer representing twenty-five percent or more of the combined voting power of the Employer's then outstanding securities and thereafter, the membership of the Board of Directors of the Employer becomes such that a majority are persons who were not members of the Board at the time of the acquisition of securities; or (2) the Employer, or its assets, are acquired by or combined with another corporation and less than a majority of the outstanding voting shares of the parent or surviving corporation after such acquisition or combination are owned, immediately after such acquisition or combination, by the owners of voting shares of the Employer outstanding immediately prior to such acquisition or combination; or

                 (ii) The Employer shall terminate the plan pursuant to Section 12.

          4.9.2 If a Termination Event shall occur prior to the date payment of benefits is made or commences under this plan, the participant's accrued benefit (as adjusted) as of the date such Termination Event occurs shall be paid to the participant (or his beneficiary) in cash in a lump sum within thirty days of the occurrence of such event.

          4.9.3 If a Termination Event shall occur after the date installment benefit payments under this plan have commenced, the present value of the remaining installment payments to be made shall be paid to the Employee (or his beneficiary) in cash in a lump sum within thirty days of the date of the Termination Event.

          4.9.4 Notwithstanding the provisions of Sections 4.9.2 and 4.9.3, in the event that a "change in control of the Employer" (as defined in Section 4.9.1(i)) occurs, and if, prior to the effective date of such change in control, the Employer and the Employee shall agree in writing, such change in control shall not be deemed a Termination Event with respect to such Employee, and subject to the provisions of Section 16.8, the plan shall continue in effect pursuant to the terms thereof.

          SECTION 5.  VESTING:
          ---------   -------

          The benefit of each participant in his deferred compensation account and his Employer supplemental account shall be fully vested (that is, nonforfeitable) at all times.

          SECTION 6.  ACCOUNTS; ADJUSTMENT OF ACCOUNTS:
          ---------   --------------------------------

          6.1 Accounts: The Committee shall establish book reserve accounts, entitled the "deferred compensation account" and the "Employer supplemental account," as defined in Sections 2.8 and 2.15, respectively, in behalf of each participant. Each such account shall be adjusted as of each adjustment date pursuant to the provisions of Section 6.3 or 6.4, whichever shall be applicable.

          6.2 Deemed investment: The deferred compensation account and the Employer supplemental account of a participant shall be credited with an investment return determined as if the account were invested in one or more investment alternatives selected by the Committee, including, without limitation, shares of Employer stock. For this purpose, the investment return credited by the Committee shall reflect the administrative charges, if any, paid or payable by the Company on any investment acquired and held by the Company to pay benefits under this plan. The participant shall elect the investment alternative in which his deferred compensation account and his Employer supplemental account shall be deemed invested. Such election shall be made in the manner prescribed by the Committee and shall take effect upon the entry of the participant into the plan. The investment election of the participant shall remain in effect until a new election is made by the participant. In the event the participant fails for any reason to make an effective election of the investment return to be credited to his account, the investment return shall be determined by the Committee.

          6.3 Adjustments to deferred compensation accounts: With respect to each participant who has a deferred compensation account under the plan, the amount credited to such account as of each adjustment date shall be adjusted as of each succeeding adjustment date by the following debits and credits, in the order stated:

          6.3.1 The deferred compensation account shall be debited with the total amount of any payments made from such account since the last preceding adjustment date to him or for his benefit.

          6.3.2 The deferred compensation account shall be credited with the total amount of any salary reduction credits to such account since the last preceding adjustment date.

          6.3.3 The deferred compensation account shall be credited or debited with the amount of deemed investment gain or loss resulting from the performance of the investment funds elected by the participant in accordance with Section 6.2. The amount of such deemed investment gain or loss shall be determined by the Committee and such determination shall be final and conclusive upon all concerned.

          6.4 Adjustments to Employer supplemental accounts: With respect to each participant who has an Employer supplemental account under the plan, the amount credited to such account as of each adjustment date shall be adjusted as of each succeeding adjustment date by the following debits and credits, in the order stated:

          6.4.1 The Employer supplemental account shall be debited with the total amount of any payments made from such account since the last preceding adjustment date to him or for his benefit.

          6.4.2 The Employer supplemental account shall be credited with the total amount of any Employer matching credits and Employer supplemental credits to such account since the last preceding adjustment date.

          6.4.3 The Employer supplemental account shall be credited or debited with the amount of deemed investment gain or loss resulting from the performance of the investment funds elected by the participant in accordance with Section 6.2. The amount of such deemed investment gain or loss shall be determined by the Committee and such determination shall be final and conclusive upon all concerned.

          SECTION 7.  ADMINISTRATION BY COMMITTEE:
          ---------   ---------------------------

          7.1 The Committee shall consist of not fewer than three nor more than five individuals who shall be appointed by the Board to serve at the pleasure of the Board. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board. The Committee shall be responsible for the general administration and interpretation of the plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Board.

          7.2 The members of the Committee shall elect a Chairman and may elect an acting Chairman. They shall also elect a Secretary and may elect an acting Secretary, either of whom may be but need not be a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine, and may authorize one or more of its members or any agent to execute or deliver any instruments or to make any payment in behalf of the Committee. The Committee shall appoint the plan administrator, or may itself act as plan administrator.

          7.3 The Committee shall hold such meetings upon such notice, at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all the members of the Committee at the time in office, or if all such members are present at the meeting.

          7.4 A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.

          7.5 The Committee shall maintain full and complete records of its deliberations and decisions. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the plan. The records of the Committee shall contain all relevant data pertaining to individual participants and their rights under the plan.

          7.6 Subject to the limitations of the plan, the Committee may from time to time establish rules or by-laws for the administration of the plan and the transaction of its business.

          7.7 No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting), except relating to the terms of his salary reduction agreement.

          7.8 The Committee may correct errors and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Committee may in its discretion waive any notice requirements in the plan; provided, that a waiver of notice in one or more cases shall not be deemed to constitute a waiver of notice in any other case. With respect to any power or authority which the Committee has discretion to exercise under the plan, such discretion shall be exercised in a nondiscriminatory manner.

          7.9 Subject to the claims procedure set forth in Section 14, the plan administrator and the Committee shall have the duty and discretionary authority to interpret and construe the provisions of the plan and to decide any dispute which may arise regarding the rights of participants hereunder, including the discretionary authority to construe the plan and to make determinations as to eligibility and benefits under the plan. Determinations by the plan administrator and the Committee shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons.

          7.10 The Committee may engage an attorney, accountant, actuary or any other technical advisor on matters regarding the operation of the plan and to perform such other duties as shall be required in connection therewith, and may employ such clerical and related personnel as the Committee shall deem requisite or desirable in carrying out the provisions of the plan. The Committee shall from time to time, but no less frequently than annually, review the financial condition of the plan and determine the financial and liquidity needs of the plan. The Committee shall communicate such needs to the Employer so that its policies may be appropriately coordinated to meet such needs.

          7.11 No fee or compensation shall be paid to any member of the Committee for his service as such.

          7.12 The Committee shall be entitled to reimbursement by the Employer for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the plan.

          7.13 No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Committee nor for any mistake of judgment made in good faith, and the Employer shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Employer's own assets), each member of the Committee and each other officer, employee, or director of the Employer to whom any duty or power relating to the administration or interpretation of the plan may be delegated or allocated, against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the plan unless arising out of such person's own fraud, bad faith, willful misconduct or gross negligence.

          SECTION 8.  NO FUNDING:
          ---------   ----------

          The obligation of the Employer to make payments hereunder shall constitute a contractual liability of the Employer to the participant. Such payments shall be made from the general funds of the Employer, and the Employer shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and the participant shall not have any interest in any particular assets of the Employer by reason of its obligations hereunder. Nothing contained in this plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Employer and the participant or any other person. To the extent that any person acquires a right to receive payment from the Employer, such right shall be no greater than the right of an unsecured creditor of the Employer. Notwithstanding the foregoing, the Employer may establish a grantor trust in substantially the form provided for by IRS Revenue Procedure 92-62 with one or more participants in the plan with respect to the payment of such participants' benefit under the plan.

          SECTION 9.  ALLOCATION OF RESPONSIBILITIES:
          ---------   ------------------------------

          The persons responsible for the plan and the duties and responsibilities allocated to each are as follows:

          9.1  Board:

               (i)    To amend the plan;

               (ii)   To appoint and remove members of the Committee; and

               (iii)  To terminate the plan.

          9.2  Committee:

               (i)    To designate eligible employees and participants;

               (ii) To interpret the provisions of the plan and to determine the rights of the participants under the plan, except to the extent otherwise provided in Section 14 relating to claims procedure;

               (iii) To administer the plan in accordance with its terms, except to the extent powers to administer the plan are specifically delegated to another person or persons as provided in the plan;

               (iv)   To account for the accrued benefits of participants; and

               (v)    To direct the Employer in the payment of benefits.

          9.3  Plan Administrator:

               (i) To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time; and

               (ii) To administer the claims procedure to the extent provided in Section 14.

          SECTION 10.    BENEFITS NOT ASSIGNABLE; FACILITY OF PAYMENTS:
          ----------     ---------------------------------------------

          10.1 No portion of any benefit credited or paid under the plan with respect to any participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for his debts, contracts, liabilities, engagements or torts.

          10.2 If any individual entitled to receive a payment under the plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the participant to the extent of the amount thereof.

          SECTION 11.  BENEFICIARY:
          ----------   -----------

          The participant's beneficiary shall be the person or persons designated by the participant on the beneficiary designation form provided by and filed with the Committee or its designee. If the participant does not designate a beneficiary, the beneficiary shall be his surviving spouse. If the participant does not designate a beneficiary and has no surviving spouse, the beneficiary shall be the participant's estate. The designation of a beneficiary may be changed or revoked only by filing a new beneficiary designation form with the Committee or its designee. If a beneficiary (the "primary beneficiary") is receiving or is entitled to receive payments under the plan and dies before receiving all of the payments due him, the balance to which he is entitled shall be paid to the contingent beneficiary, if any, named in the participant's current beneficiary designation form. If there is no contingent beneficiary, the balance shall be paid to the estate of the primary beneficiary. Any beneficiary may disclaim all or any part of any benefit to which such beneficiary shall be entitled hereunder by filing a written disclaimer with the Committee before payment of such benefit is to be made. Such a disclaimer shall be made in form satisfactory to the Committee and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the plan in the same manner as if the beneficiary who filed the disclaimer had died on the date of such filing.

          SECTION 12.  AMENDMENT AND TERMINATION OF PLAN:
          ----------   ---------------------------------

          The Board may amend any provision of the plan, including the provisions of Section 4.9, or may terminate the plan at any time; provided, that in no event shall such amendment or termination reduce any participant's accrued benefit as of the date of such amendment or termination, nor shall any such amendment affect the terms of the plan relating to the payment of such accrued benefit (other than the provisions of Section 4.9) without the participant's written consent.

          SECTION 13.  COMMUNICATION TO PARTICIPANTS:
          ----------   -----------------------------

          The Employer shall make a copy of the plan available for inspection by participants and their beneficiaries during reasonable hours at the principal office of the Employer.

          SECTION 14.  CLAIMS PROCEDURE:
          ----------   ----------------

          The following claims procedure shall apply with respect to the plan:

          14.1 Filing of a claim for benefits: If a participant or beneficiary (the "claimant") believes that he is entitled to benefits under the plan which are not being paid to him or which are not being accrued for his benefit, he shall file a written claim therefor with the plan administrator. In the event the plan administrator shall be the claimant, all actions which are required to be taken by the plan administrator pursuant to this Section 14 shall be taken instead by another member of the Committee designated by the Committee.

          14.2 Notification to claimant of decision: Within 90 days after receipt of a claim by the plan administrator (or within 180 days if special circumstances require an extension of time), the plan administrator shall notify the claimant of his decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the plan on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(iv) an explanation of the procedure for review of the denial. If the plan administrator fails to notify the claimant of the decision in timely manner, the claim shall be deemed denied as of the close of the initial 90-day period (or the close of the extension period, if applicable).

          14.3 Procedure for review: Within 60 days following receipt by the claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days follow-ing the latest date on which such notice could have been timely given, the claimant shall appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

          14.4 Decision on review: The decision on review of a claim denied in whole or in part by the plan administrator shall be made in the following manner:

          14.4.1 Within 60 days following receipt by the Committee of the request for review (or within 120 days if special circumstances require an extension of time), the Committee shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished in a timely manner, the claim shall be deemed denied as of the close of the initial 60-day period (or the close of the extension period, if applicable).

          14.4.2 With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall cite specific references to the pertinent plan provisions on which the decision is based.

          14.4.3  The decision of the Committee shall be final and conclusive.

          14.5 Action by authorized representative of claimant: All actions set forth in this Section 14 to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The plan administrator and the Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

          SECTION 15.  PARTIES TO THE PLAN:
          ----------   -------------------

          As of the effective date of the plan, Citizens Savings Bank ("Citizens") shall be the sole party to the plan. After the effective date, any affiliate of Citizens may, with the consent of Citizens, become a party to the plan provided a written agreement to this effect is made between such employer and Citizens. Any such original or additional party to the plan shall be subject to the following special provisions of this Section 15, except (in the case of such an additional party to the plan) as may otherwise be specifically provided in the agreement making such employer a party to the plan:

          15.1 As used in the plan, except as otherwise specifically set forth herein, the term "Employer" shall mean collectively all parties to the plan.
The plan shall be applied as a single plan with respect to all parties as if there were only one employer-party, and service for purposes of the plan shall be interchangeable among employer-parties to the plan and shall not be deemed to be interrupted or terminated by the transfer at any time of an employee from the service of one employer-party to the plan to service of another employer-party.

          15.2 The Board of Directors of Citizens shall have the power to amend the plan as applied to each party to the plan. The Board of Directors of each party to the plan (and only such Board of Directors) shall have authority to terminate the plan as applied to such party to the plan, irrespective of whether the plan is terminated as applied to other parties to the plan.

          15.3 The Committee which administers the plan as applied to Citizens shall also be the Committee as applied to each other party to the plan.

          SECTION 16.  MISCELLANEOUS PROVISIONS:
          --------------------------------------

          16.1 Setoff: Notwithstanding any other provision of this plan, the Employer may reduce the amount of any payment otherwise payable to or in behalf of a participant hereunder by the amount of any loan, cash advance, extension of credit or other obligation of the participant to the Employer that is then due and payable, and the participant shall be deemed to have consented to such reduction.

          16.2 Notices: Each participant who is not in service and each beneficiary shall be responsible for furnishing the Committee or its designee with his current address for the mailing of notices and benefit payments. Any notice required or permitted to be given to such participant or beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the participant or beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.

          16.3 Lost distributees: A benefit shall be deemed forfeited if the plan administrator is unable to locate the participant or beneficiary to whom payment is due on or before the fifth anniversary of the date payment is to be made or commence; provided, that the participant's accounts shall cease to be adjusted pursuant to Section 6 following the first anniversary of such date; provided further, however, that such benefit shall be reinstated if a valid claim is made by or on behalf of the participant or beneficiary for all or part of the forfeited benefit.

          16.4 Reliance on data: The Employer, the Committee and the plan administrator shall have the right to rely on any data provided by the participant or by any beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a participant, and the Employer, the Committee and the plan administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a participant or beneficiary.

          16.5 Receipt and release for payments:  Subject to the provisions of
Section 16.1, any payment made from the plan to or with respect to any participant or beneficiary, or pursuant to a disclaimer by a beneficiary, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the plan and the Employer with respect to the plan. The recipient of any payment from the plan may be required by the Committee, as a condition precedent to such payment, to execute a receipt and release with respect thereto in such form as shall be acceptable to the Committee.

          16.6 Headings: The headings and subheadings of the plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

          16.7 Continuation of employment: The establishment of the plan shall not be construed as conferring any legal or other rights upon any employee or any persons for continuation of employment, nor shall it interfere with the right of the Employer to discharge any employee or to deal with him without regard to the effect thereof under the plan.

          16.8 Merger or consolidation: Citizens Savings Bank shall not consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another corporation, partnership, trust or other entity (a "Successor Entity") unless such Successor Entity shall assume the rights, obligations and liabilities of Citizens Savings Bank under the plan and upon such assumption, the Successor Entity shall become obligated to perform the terms and conditions of the plan.

          16.9 Construction: The provisions of the plan shall be construed and enforced according to the laws of the State of North Carolina.

          IN WITNESS WHEREOF, this nonqualified deferred compensation plan is executed in behalf of each of the parties hereto as of the 30th day of
                                                           ----
June, 1998.
----

                                        CITIZENS SAVINGS BANK

                                        By:/s/ Ronald C. Bostian
                                           ---------------------------
                                              President


Attest:

/s/ Ralphelle S. Butler
--------------------------------
      Secretary

 [Corporate Seal]

Merrill Lynch Non-Qualified Deferred
Compensation Plan Trust Agreement

TRUST UNDER:
Citizens Savings Bank of Salisbury Employee's Plan
--------------------------------------------------------------------------------

DEFERRED COMPENSATION PLAN

     This Agreement made this 27th day of May, 1998 by and between Citizens Savings Bank (Company) and Merrill Lynch Trust Company of North Carolina, a North Carolina corporation (Trustee);

     WHEREAS, Company has adopted the non-qualified deferred compensation Plan(s) identified above and such other plan(s) as are listed in Appendix A.

     WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s).

     WHEREAS, Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purpose of Title I of the Employee Retirement Income Security Act of 1974.

     WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.  Establishment of Trust

     (a) Company hereby deposits with Trustee in trust such cash and/or marketable securities, if any, listed in Appendix B, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b)  The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, Part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     (f) Trustee shall not be obligated to receive such cash and/or property unless prior thereto Trustee has agreed that such cash and/or property is acceptable to Trustee and Trustee has received such reconciliation, allocation, investment or other information concerning, or representation with respect to, the cash and/or property as Trustee may require. Trustee shall have no duty or authority to (a) require any deposits to be made under the Plan or to Trustee,
(b) compute any amount to be deposited under the Plan to Trustee, or (c) determine whether amounts received by Trustee comply with the Plan. Assets of the Trust may, in Trustee's discretion, be held in an account with an affiliate of Trustee.

     Section 2.  Payments to Plan Participants and Their Beneficiaries.

     (a) With respect to each Plan participant, Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts. The Payment Schedule shall be delivered to Trustee not more than (30) business days nor fewer than (15) business days prior to the first date on which a payment is to be made to the Plan participant. Any change to a Payment Schedule shall be delivered to Trustee not more than (30) days nor fewer than
(15) days prior to the date on which the first payment is to be made in accordance with the changed Payment Schedule. Except as otherwise provided herein, Trustee shall make payments to Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company, it being understood among the parties hereto that (1) Company shall on a timely basis provide Trustee specific information as to the amount of taxes to be withheld and (2) Company shall be obligated to receive such withheld taxes from Trustee and properly pay and report such amounts to the appropriate taxing authorities.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s).

     (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), Company shall make the balance of each payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

     (d) Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan(s), and shall not be liable for payments or Plan(s) liabilities in excess of the value of the Trust's assets.

     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.

     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is

Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b)  At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

     (1) The Board of Directors and the Chief Executive Officer of Company (or, if there is no Chief Executive Officer, the highest ranking officer) shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

     (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

     (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan(s) or otherwise.

     (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants provided for hereunder during any such period of discontinuance; provided that Company has given Trustee information with respect to such payments made during the period of discontinuance prior to resumption of payments by the Trustee.

     Section 4.  Payments to Company.

     Except as provided in Section 3 hereof, since the Trust is irrevocable, in accordance with Section 1(b) hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).

     Section 5.  Investment Authority.

     (a) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to

Trust assets will be exercised by Company, unless an investment adviser has been appointed pursuant to Section 5(c) and voting authority has been delegated to such investment adviser.

     (b) Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercised by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     (c) Trustee may appoint one or more investment advisers who are registered as investment advisers under the Investment Advisers Act of 1940, who may be affiliates of Trustee, to provide investment advice on a discretionary or non-discretionary basis with respect to all or a specified portion of the assets of the Trust.

     (d)  Trustee, or the Trustee's designee, is authorized and empowered:

          (1) To invest and reinvest Trust assets, together with the income therefrom, in common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness (including those issued by the Trustee), shares of mutual funds (which funds may be sponsored, managed or offered by an affiliate of the Trustee), guaranteed investment contracts, bank investment contracts, other securities, policies of life insurance, annuity contracts, options, options to buy or sell securities or other assets, and all other property of any type (personal, real or mixed, and tangible or intangible);

          (2) To deposit or invest all or any part of the assets of the Trust in savings accounts or certificates of deposit or other deposits in a bank or saving and loan association or other depository institution, including the Trustee or any of its affiliates, provided with respect to such deposits with Trustee or an affiliate the deposits bear a reasonable interest rate;

          (3) To hold, manage, improve, repair and control all property, real or personal, forming part of the Trust; to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

          (4) To hold in cash, without liability for interest, such portion of the Trust as is pending investments, or payment of expenses, or the distribution of benefits;

          (5) To take such actions as may be necessary or desirable to protect the Trust from loss due to the default on mortgages held in the Trust including the appointment of agents or trustees in such other jurisdictions as may seem desirable, to transfer property to such agents or trustees, to grant to such agents such powers as are necessary or desirable to protect the Trust, to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

          (6) To settle, compromise or abandon all claims and demands in favor of or against the Trust;

          (7) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the state in which the Trustee is incorporated as set forth above, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

          (8) To borrow money from any source and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and

          (9) To maintain accounts at, execute transactions through, and lend on an adequately secured basis stocks, bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of Trustee.

     Section 6.  Additional Powers of Trustee.

     To the extent necessary or which it deems appropriate to implement its powers under Section 5 or otherwise to fulfill any of its duties and responsibilities as Trustee of the Trust, the Trustee shall have the following additional powers and authority:

     (a) to register securities, or any other property, in its name or in the name of any nominee, including the name of any affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold securities in bearer form and to deposit any securities or other property in an depository or clearing corporation;

     (b) to designate and engage the services of, and to delegate powers and responsibilities to, such agents, representatives, advisers, counsel and accountants as the Trustee considers necessary or appropriate, any of whom may be an affiliate of the Trustee or a person who renders services to such an affiliate, and, as a part of its expenses under this Trust Agreement, to pay their reasonable expenses and compensation;

     (c) to make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or appropriate for the accomplishment of any of the powers listed in this Trust Agreement; and

     (d) generally to do all other acts which Trustee deems necessary or appropriate for the protection of the Trust.

     Section 7.  Disposition of Income.

     (a) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 8.  Accounting by Trustee.

     (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar year and within 90 days after removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Trustee may satisfy its obligation under this Section 8 by rendering to Company monthly statements setting forth the information required by this Section separately for the month covered by the statement.

     Section 9.  Responsibility and Indemnity of Trustee.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan(s) and this Trust and is given in writing by Company. Trustee shall also incur no liability to any person for any failure to act in the absence of direction, request or approval from the Company which is contemplated by, and in conformity with, the terms of this Trust. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) Company hereby indemnifies Trustee and each of its affiliates (collectively, the "Indemnified Parties") against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, or any failure to act, in accordance with the directions from the Company or any designee of the Company, or by reason of the Indemnified Party's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust, the Company's obligations in the foregoing regard to be satisfied promptly by the Company, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of the Trustee, Trustee shall promptly on request thereafter return to the Company any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust without direction from Company.

     (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisers, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) Trustee shall have, without exclusion, all powers conferred on Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) However, notwithstanding the provisions of Section 9(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (g) Notwithstanding any powers to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 10.  Compensation and Expenses of Trustee.

     Trustee is authorized, unless otherwise agreed by Trustee, to withdraw from the Trust without direction from Company the amount of its fees in accordance with the fee schedule agreed to by the Company and Trustee. Company shall pay all administrative expenses, but if not so paid, the expenses shall be paid from the Trust.

     Section 11.  Resignation and Removal of Trustee.

     (a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

     (b) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

     (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit, provided that Trustee is provided assurance by Company satisfactory to Trustee that all fees and expenses reasonably anticipated will be paid.

     (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     (e) Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

     Section 12.  Appointment of Successor.

     (a) If Trustee resigns or is removed in accordance with Section 11(a) or
(b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     (b) The successor Trustee need not examine the records and act of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 13.  Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable, since the Trust is irrevocable in accordance with Section 1(b) hereof.

     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

     (c) Upon written approval to participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), Company may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made. All assets in the Trust at termination shall be returned to Company.

     Section 14.  Miscellaneous.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state in which Trustee is incorporated as set forth above.

     (d) The provisions of Sections 2(d), 3(b)(3), 9(b) and 15 of this Agreement shall survive termination of this Agreement.

     (e) The rights, duties, responsibilities, obligations and liabilities of the Trustee are as set forth in this Trust Agreement, and no provision of the Plan(s) or any other documents shall affect such rights, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan(s) and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.

     (f) For purposes of this Trust, Change of Control shall mean: The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets.

     Section 15.  Arbitration.

     SYMBOL 176 \f "Symbol"    Arbitration is final and binding on the parties.

     SYMBOL 176 \f "Symbol"    The parties waiving their right to seek remedies
in court, including the right to jury trial.

     SYMBOL 176 \f "Symbol"    Pre-arbitration discovery is generally more
limited than and different from court proceedings.

     SYMBOL 176 \f "Symbol"    The arbitrators' award is not required to include
factual findings or legal reasoning and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.

     SYMBOL 176 \f "Symbol"    The panel of arbitrators will typically include a
minority of arbitrators who were or are affiliated with the securities industry.

Company agrees that all controversies which may arise between the Company and either or both the Trustee and its affiliate Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") in connection with the Trust, including, but not limited to, those involving any transactions, or the construction, performance, or breach of this or any other agreement between Company and either or both the Trustee and MLPF&S, whether entered into prior, on, or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this Agreement shall be conducted only before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or arbitration facility provided by any other exchange of which MLPF&S is a member, the National Association of Securities Dealers, Inc., or the Municipal Securities Rulemaking Board, and in accordance with its arbitration rules then in force. Company may elect in the first instance whether arbitration shall be conducted before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., other exchange of which MLPF&S is a member, the National Association of Securities Dealers, Inc., or the Municipal Securities Rulemaking Board, but if the Company fails to make such election, by registered letter or telegram addressed to Merrill Lynch Trust Company, Employee Benefit Trust Operations, P.O. Box 30532, New Brunswick, New Jersey 08989-0532, before the expiration of five days after receipt of a written request from MLPF&S and/or the Trustee to make such election then MLPF&S and/or the Trustee may make such election. Judgment upon the award of arbitrators may be entered in any court, state or federal, having jurisdiction. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; who is a member of putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

(i)   the class certification is denied;

(ii)  the class is decertified; or

(iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

      Section 16.  Effective Date.

      The effective date of this Trust Agreement shall be July 1, 1998.

      IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

      By signing this Agreement, the undersigned Company acknowledges (1) that, in accordance with Section 15 of this Agreement, the Company is agreeing in advance to arbitrate any controversies which may arise with either or both the Trustee or MLPF&S and (2) receipt of a copy of this Agreement.




                                   -----------------------------------
                                   (Company)


                                   By: /s/ Ronald E. Bostian
                                       -------------------------------
                                        (Signature)

                                   Name/Title: Ronald E. Bostian
                                               -----------------------

                                   -----------------------------------

                                   -----------------------------------
                                   (Trustee)

                                   By: /s/ Melanie Madeira
                                       -------------------------------
                                        (Signature)

                                   Name/Title: Melanie Madeira
                                               -----------------------
                                   New Account Trust Officer
                                   -----------------------------------

Appendix A



Name of Non-Qualified Deferred Compensation Plan(s):


________________________________________________ Plan



________________________________________________ Plan

Appendix B



Deposit of cash and/or marketable securities  to the Trust:


Cash: $________________________________

Marketable Securities:_________________


           ____________________________


           ____________________________


           ____________________________


           ____________________________